EXHIBIT 5(a)

February 18, 2011

Alcoa Inc.

390 Park Avenue

New York, New York 10022-4608

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is furnished in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Alcoa Inc., a Pennsylvania corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed issuance from time to time of an unspecified amount of:

(1)	senior debt securities of the Company (the “Senior Debt Securities”);

(2)	subordinated debt securities of the Company (the “Subordinated Debt Securities”, and together with the Senior Debt Securities, the “Debt Securities”);

(3)	shares of Class B Serial Preferred Stock, par value $1.00 per share, of the Company (the “Preferred Stock”);

(4)	shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”);

(5)	warrants of the Company to purchase Debt Securities, Preferred Stock or Common Stock (the “Warrants”);

(6)	stock purchase contracts of the Company (the “Purchase Contracts”); and

(7)	stock purchase units of the Company (the “Units”).

The Senior Debt Securities, Subordinated Debt Securities, Preferred Stock, Common Stock, Warrants, Purchase Contracts, and Units are referred to collectively herein as the Offered Securities.

The Senior Debt Securities are to be issued under the Indenture, dated as of September 30, 1993 (the “Original Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”), as successor to J.P. Morgan Trust Company, National Association (formerly known as Chase Manhattan Trust Company, N.A.), as supplemented by the First Supplemental Indenture dated as of January 25, 2007 between the Company and the Trustee, the Second Supplemental Indenture dated as of July 15, 2008 between the Company and the Trustee, and the Third Supplemental Indenture dated as of March 24, 2009 between the Company and the Trustee (the Original Indenture as so supplemented, the “Senior Indenture”). The Subordinated Debt Securities are to be issued under an indenture to be entered into between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, or such other trustee that is named in a prospectus supplement relating to the offering of the Subordinated Debt Securities (such indenture as it may be supplemented, the “Subordinated Indenture”). The Warrants are to be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and a bank or trust company, as warrant agent, to be named in a prospectus supplement relating to the Warrants being offered. The Purchase Contracts are to be issued under one or more stock purchase contract agreements (each, a “Purchase Contract Agreement”) to be entered into between the Company and a purchase contract agent to be named in a prospectus supplement relating to the Purchase Contracts being offered. The Units are to be issued under one or more stock purchase unit agreements (each, a “Unit Agreement”) to be entered into between the Company and a unit agent to be named in a prospectus supplement relating to the Units being offered.

As a Counsel of the Company, I am generally familiar with its legal affairs. In addition, I have examined (i) the Registration Statement, including the exhibits thereto; (ii) the Articles of Incorporation and By-Laws of the Company, each as amended to the date hereof; (iii) certain resolutions adopted by the Board of Directors of the Company; and (iv) such other corporate records and documents and such certificates of public officials and officers and representatives of the Company, and have made such inquiries of such officers and representatives and have considered such matters of law, as I have deemed appropriate as the basis for the opinions expressed below.

In making such examination and rendering the opinions set forth below, I have assumed that (i) each document submitted to me is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company) on each such document are genuine. I have further assumed the legal capacity of natural persons and that each party to the documents I have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

In rendering the opinions set forth below, I have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Securities Act and comply with all applicable laws at the time the Offered Securities are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement and/or term sheet will have been prepared and filed with the Commission describing the Offered Securities offered thereby and will comply with all applicable laws; (iii) all Offered Securities will be offered, issued and sold in compliance with applicable law and in the manner stated in the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating to such Offered Securities; (iv) the Senior Indenture, the Subordinated Indenture, and any supplemental indenture thereto, if utilized, will have been qualified under the Trust Indenture Act of 1939, as amended; (v) the Subordinated Indenture will conform to the form thereof filed as an exhibit to the Registration Statement except that a supplemental indenture thereto will have been duly executed and delivered by the Company and the trustee providing that the Subordinated Indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania; (vi) a definitive purchase, underwriting agreement or similar agreement and any other necessary agreement with respect to the applicable Offered Securities being offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) the applicable Offered Securities will be sold and delivered to, and paid for by, the purchasers at the price and in accordance with the terms of such purchase, underwriting or similar agreement and as set forth in the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating to such Offered Securities; (viii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (ix) the offering, issuance and sale of the Offered Securities will have been duly authorized and approved by all necessary corporate action of the Company; and (x) the final terms and conditions of the Offered Securities will have been properly established in conformity with the applicable instruments so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.

Based on the foregoing, and subject to the qualifications and assumptions set forth herein, I am of the opinion that:

1. When (a) the terms and the execution and delivery of the Senior Debt Securities, and their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the Senior Indenture, and (b) the Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the Senior Indenture against payment of the agreed consideration therefor, and issued and sold in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2. When (a) the terms and the execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized by the Company, and the terms of the Subordinated Debt Securities have been duly established in conformity with the Subordinated Indenture; (b) the Subordinated Indenture has been duly executed and delivered by the Company and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities; and (c) the Subordinated Debt Securities have been duly executed, authenticated and delivered in accordance with the Subordinated Indenture against payment of the agreed consideration therefor, and issued and sold in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. When (a) the terms of the Preferred Stock, and of its issuance and sale, have been duly authorized by the Company and duly established in conformity with the Company’s Articles of Incorporation and By-Laws, (b) a Certificate of Amendment of the Company’s Articles of Incorporation or a Certificate of Designation or Statement with Respect to Shares, in either case fixing and determining the terms of the Preferred Stock, has been duly filed with the Secretary of State of the Commonwealth of Pennsylvania, and upon payment in full of any filing fees attendant thereto, (c) the certificates evidencing such shares of Preferred Stock have been duly executed, authenticated (if required) and delivered, and (d) the Preferred Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Preferred Stock will be validly issued, fully paid, and non-assessable.

4. When (a) the terms of the issuance and sale of the Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Offered Security in accordance with its terms, have been duly authorized by the Company, (b) the certificates (if required) evidencing such shares of Common Stock have been duly executed, authenticated (if required) and delivered, and (c) the Common Stock has been issued and sold against payment of the agreed consideration therefor in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Common Stock will be validly issued, fully paid and non-assessable.

5. Assuming that the applicable Warrant Agreement is duly authorized, executed and delivered by the Company and the warrant agent to be named in the prospectus supplement, when (a) the terms of the Warrants, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Warrant Agreement, (b) the certificates representing such Warrants have been duly executed, countersigned and delivered in accordance with the applicable Warrant Agreement against payment of the agreed consideration therefor, and (c) the Warrants have been issued and sold in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

6. Assuming that the applicable Purchase Contract Agreement is duly authorized, executed and delivered by the Company and the purchase contract agent to be named in the applicable prospectus supplement, when (a) the terms of the Purchase Contracts, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Purchase Contract Agreement, (b) the Purchase Contracts or certificates representing such Purchase Contracts, as the case may be, have been duly executed, authenticated (if required) and delivered in accordance with the applicable Purchase Contract Agreement against payment of the agreed consideration therefor, and (c) the Purchase Contracts have been issued and sold in the form and in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

7. Assuming that the applicable Unit Agreement is duly authorized, executed and delivered by the Company and the unit agent to be named in the applicable prospectus supplement, when (a) the terms of the Units, and of their issuance and sale, have been duly authorized by the Company, and duly established in conformity with the applicable Unit Agreement, (b) the other Offered Securities that are a component of such Units have been duly authorized for issuance and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, or, in the case of Common Stock and Preferred Stock, are validly issued, fully paid and non-assessable, (c) in the case of Units consisting at least in part of debt obligations of third parties, such debt obligations at all relevant times constitute the valid and binding obligations of the issuers thereof enforceable against the issuers thereof in accordance with their terms, (d) any related pledge, collateral and other agreements have been duly authorized, executed and delivered by the parties thereto, (e) the Units or certificates representing such Units, as the case may be, have been duly executed, authenticated (if required) and delivered in accordance with the applicable Unit Agreement against payment of the agreed consideration therefor, and (f) the Units have been issued and sold in the form and in the manner contemplated by the Registration Statement, the prospectus and the applicable prospectus supplement and/or term sheet relating thereto, the Units will constitute valid and binding obligations of the Company, enforceable in accordance with their terms.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, such opinions are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium, receivership and other laws affecting the rights and remedies of creditors or secured parties generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

My opinion is limited to the federal laws of the United States of America and the laws of the Commonwealth of Pennsylvania.

I assume no obligation to update or supplement this opinion to reflect any changes of law or fact that may occur.

I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the prospectus forming a part thereof. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Thomas F. Seligson

Thomas F. Seligson Counsel

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